UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2013

PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO		63127
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 314-984-1000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.

a.On February 4, 2013, the Board of Directors of Panera Bread Company (the “Company”) appointed Roger C. Matthews, Jr., age 43, as the Company's Executive Vice President and Chief Financial Officer, effective March 18, 2013 (the “Commencement Date”). Mr. Matthews will serve as the Company's principal financial officer as of such date.

Mr. Matthews will receive a bi-weekly salary of $23,077 and will be eligible to receive an annual incentive bonus with a target award equal to 50% of his annual base salary. Mr. Matthews will also be eligible to receive an annual grant under the Company's 2005 Long Term Incentive Program (the “LTIP”), a sub-plan under the Company's 2006 Stock Incentive Plan, in an amount equal to 125% of his annual base salary, including eligibility for a Performance Award equal to 62.5% of his annual base salary, a Choice Award equal to 31.25% of his annual base salary and a Restricted Stock Award equal to 31.25% of his annual base salary. Consistent with the foregoing, the Board, on the recommendation of the Compensation Committee, granted to Mr. Matthews a pro rata award, effective as of the Commencement Date, consisting of: (1) a Restricted Stock Award of shares of the Company's Class A Common Stock (“Common Stock”) having a fair market value of $93,750 on the Commencement Date and (2) a Choice Award of restricted shares of Common Stock having a fair market value equal to $93,750 on the Commencement Date. Such LTIP awards are subject to the terms and conditions described in the Company's Proxy Statement for the 2012 Annual Meeting of Stockholders.

Additionally, the Board, on the recommendation of the Compensation Committee, granted to Mr. Matthews a special Restricted Stock Award of shares of Common Stock having a fair market value of $450,000 on the Commencement Date. These shares will vest annually in equal installments over a three-year period.

Since 1996, Mr. Matthews has been employed by Goldman Sachs & Company & Co., most recently, serving as Managing Director, Investment Banking Division and Sector Head, US Restaurant Industry since 2006. Prior to joining Goldman Sachs & Co., Mr. Matthews held various positions with J.P. Morgan Securities, Inc. and Nomura Securities.

b.On February 5, 2013, the Company also announced that Thomas Patrick Kelly, the Company's Interim Chief Financial Officer, will remain with the Company until March 31, 2013 but will cease serving as the Company's principal financial officer as of the Commencement Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date:	February 5, 2013	By:	/s/ WILLIAM W. MORETON
		Name:	William W. Moreton
		Title:	President and Co-Chief Executive Officer